Exhibit 99.1

FOR IMMEDIATE RELEASE:

CLEAR CHANNEL OUTDOOR HOLDINGS, INC. REPORTS
RESULTS FOR 2011 FOURTH QUARTER AND FULL YEAR

2011 Revenues increase 7% to $3.0 billion
2011 OIBDAN grows 15% to $745 million

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San Antonio, Texas February 21, 2012…Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) today reported financial results for the fourth quarter and full year ended December 31, 2011.

“We made significant progress in our Americas and International businesses over the quarter and full year,” said Bob Pittman, Executive Chairman of the Clear Channel Outdoor Holdings, Inc. Board of Directors. “Not only did the Company generate solid revenue and profit performance in 2011, but it also greatly expanded its digital capability in both the U.S. and Europe. With William Eccleshare now leading both our Americas and International operations, we look forward to continuing to invest in our cutting-edge assets, build stronger connections with our advertising partners, benefit from our global experience, and capitalize on our talent around the world to keep innovating.”

“The Company delivered solid revenue growth in 2011 despite the sluggish global economy, while OIBDAN climbed 15% thanks to expanded operating profit margin year over year,” said Tom Casey, Executive Vice President and Chief Financial Officer. “Over the past year, we continued to invest for future growth – adding 242 new digital billboards for a total of 857 across 37 U.S. markets by year’s end and expanded our digital footprint to several new international markets, such as Sweden and the U.K. As we enter 2012, with our strong operating platform, talented employees and financial discipline, we are well prepared to benefit from a global economic recovery.”

Full Year 2011 Results

Clear Channel Outdoor Holdings’ revenues increased 7% to $3.0 billion for the full year 2011 compared to $2.8 billion in 2010. Excluding the effects of movements in foreign exchange rates1, revenues rose 4%.

•	Americas revenues grew $47 million, or 4%, compared to 2010, driven by growth across bulletin, airport and shelter displays, and particularly digital displays, due to increased capacity and rates.
•
International revenues rose $159 million, or 11%, compared to 2010, resulting mainly from higher street furniture revenues across various markets. Excluding the effects of movements in foreign exchange rates, revenues increased 5%.

The Company’s OIBDAN1 improved 15% to $745 million in 2011 compared to $648 million in 2010. Excluding the effects of movements in foreign exchange rates, OIBDAN increased 13%.

Net income attributable to the Company totaled $43 million, or $0.11 per diluted share, in 2011 compared to a net loss attributable to the Company of $88 million, or $0.26 per diluted share, in 2010.

Fourth Quarter 2011 Results

The Company reported revenues of $816 million for the fourth quarter of 2011, a 3% increase from the $793 million in the fourth quarter of 2010. Excluding the effects of movements in foreign exchange rates, revenues grew 2%.

•
Americas revenues decreased $3 million, or 1%, compared to the fourth quarter of 2010. Revenues from bulletin displays, primarily digital, and airports grew during the fourth quarter of 2011, offset by declines in poster and mall displays, among other products. The effects of movements in foreign exchange rates did not significantly impact revenue growth in the quarter.

•
International revenues rose $26 million, or 6%, compared to the fourth quarter of 2010, resulting from growth in street furniture revenues across various markets, particularly China, Sweden, and Australia. Excluding the effects of movements in foreign exchange rates, revenues were up 5%.

OIBDAN totaled $229 million for the fourth quarter of 2011 compared to $207 million for the fourth quarter of 2010, reflecting an increase of 10%. Excluding the effects of movements in foreign exchange rates, OIBDAN increased 9%.

Net income attributable to the Company totaled $23 million, or $0.06 per diluted share, for the fourth quarter of 2011. This compares to net income attributable to the Company of $4 million, or $0.00 per diluted share, for the fourth quarter of 2010.

On January 24, 2012, William Eccleshare, previously the Chief Executive Officer of Clear Channel International, was named Chief Executive Officer of the Company, overseeing both the Americas and International divisions.

Revenues, Operating Expenses and OIBDAN by Segment

(In thousands)	Three Months Ended December 31,		%	Year Ended December 31,		%
	2011	2010	Change	2011	2010	Change

Revenues1:
Americas	$359,159	$361,999	(1%)	$1,336,592	$1,290,014	4%
International	456,843	430,734	6%	1,667,282	1,507,980	11%
Consolidated revenues	$816,002	$792,733	3%	$3,003,874	$2,797,994	7%

Operating Expenses1, 2:
Americas	$217,577	$216,866	0%	$824,826	$798,161	3%
International	346,455	331,653	4%	1,344,081	1,244,514	8%
Consolidated operating expenses	$564,032	$548,519	3%	$2,168,907	$2,042,675	6%

OIBDAN1:
Americas	$141,582	$145,133	(2%)	$511,766	$491,853	4%
International	110,388	99,081	11%	323,201	263,466	23%
Corporate1, 2	(22,845)	(36,759)		(90,058)	(107,212)
Consolidated OIBDAN	$229,125	$207,455	10%	$744,909	$648,107	15%

1See the end of this press release for reconciliations of (i) OIBDAN for each segment to consolidated operating income (loss); (ii) revenues excluding foreign exchange effects to revenues; (iii) direct operating and SG&A expenses excluding foreign exchange effects to expenses; (iv) OIBDAN excluding foreign exchange effects to OIBDAN; (v) direct operating and SG&A expenses excluding non-cash compensation expenses to expenses; (vi) corporate expenses excluding non-cash compensation expenses to corporate expenses; and (vii) OIBDAN to net income (loss). See also the definition of OIBDAN under the Supplemental Disclosure section of this release.

2The Company’s operating expenses include direct operating expenses and SG&A expenses, but exclude non-cash compensation expenses associated with the Company’s stock option grants and restricted stock and restricted stock unit awards. Corporate expenses also exclude non-cash compensation expenses associated with the Company’s stock option grants and restricted stock and restricted stock unit awards.

Americas
In 2011, Americas revenues rose $47 million, or 4%, compared to 2010, fueled mainly by growth in bulletin, airport and shelter displays, and particularly digital displays. Driving the increase in bulletin revenues were a greater number of digital displays, as well as higher rates. Airport and shelter revenues were also up primarily on higher average rates.

Operating expenses grew $27 million compared to 2010, reflecting increased site lease expenses associated with higher airport and bulletin revenues, particularly from digital displays, as well as increases from the deployment of new digital displays. Also contributing to the growth in expenses were higher commission expenses related to increased revenues.

Americas OIBDAN for 2011 totaled $512 million, an increase of 4% compared with OIBDAN of $492 million in 2010.

As of December 31, 2011, the Company has deployed 857 digital billboards, up 242 for the year, across 37 markets in the United States.

International
International revenues rose $159 million, or 11%, in 2011 compared to 2010, reflecting primarily higher street furniture revenues across most of the Company’s markets, particularly China and Sweden. Improved yields and additional displays contributed to the revenue increase in China, and greater yields in combination with a new contract drove the revenue growth in Sweden. The higher revenues from street furniture were partially offset by declines in billboard revenues across several markets, primarily Italy and the U.K. In addition, foreign exchange rate movements resulted in an $82 million increase in revenues in 2011. Excluding the effects of movements in foreign exchange rates, revenues were up 5%.

Operating expenses increased $100 million in 2011, attributable mainly to a $68 million increase from movements in foreign exchange rates. Higher site lease as well as selling and marketing expenses associated with the growth in revenues were partially offset by a decline in restructuring expenses. Also contributing to the growth in expenses was a $6 million increase related to the unfavorable impact of litigation.

Led by the revenue growth from the Company’s street furniture business across a number of countries, International OIBDAN in 2011 was up 23% to $323 million from $263 million in 2010. Excluding the effects of movements in foreign exchange rates, OIBDAN rose 17%.

Conference Call
The Company, along with its parent company CC Media Holdings, Inc., will host a teleconference to discuss results today at 9:00 a.m. Eastern Time. The conference call number is 1-800-707-9573 and the passcode is 234685. The teleconference will also be available via a live audio cast on the investor section of the Clear Channel Outdoor website, located at http://www.clearchanneloutdoor.com/corporate/investor-relations/. A replay of the call will be available after the live conference call, beginning at 11:00 a.m. Eastern Time, for a period of 30 days. The replay numbers are 1-800-475-6701 (U.S. callers) and 320-365-3844 (International callers) and the passcode is 234685. The audio cast will also be archived on the website and will be available beginning 24 hours after the call for a period of 30 days.

TABLE 1 - Financial Highlights of Clear Channel Outdoor Holdings, Inc. and Subsidiaries

(In thousands, except per share data)	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Revenues	$816,002	$792,733	$3,003,874	$2,797,994
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	423,817	414,583	1,638,801	1,559,972
Selling, general and administrative expenses (excludes depreciation and amortization)	142,840	137,383	540,872	494,656
Corporate expenses (excludes depreciation and amortization)	22,881	36,870	90,205	107,596
Depreciation and amortization	109,171	102,747	432,035	413,588
Impairment charges	7,614	11,493	7,614	11,493
Other operating income (expenses) – net	(548)	1,181	8,591	(23,753)
Operating income	109,131	90,838	302,938	186,936

Interest expense - net	45,167	53,023	196,976	219,993
Loss on marketable securities	(4,827)	(6,490)	(4,827)	(6,490)
Equity in earnings (loss) of nonconsolidated affiliates	4,389	(8,474)	6,029	(9,936)
Other expense – net	(1,624)	(1,888)	(649)	(5,335)
Income (loss) before income taxes	61,902	20,963	106,515	(54,818)
Income tax expense	(32,289)	(14,215)	(43,296)	(21,599)
Consolidated net income (loss)	29,613	6,748	63,219	(76,417)
Less: amount attributable to noncontrolling interest	7,034	2,468	20,273	11,106

Net income (loss) attributable to the Company	$22,579	$4,280	$42,946	$(87,523)

Diluted net income (loss) per share	$0.06	$0.00	$0.11	$(0.26)

Weighted average shares outstanding – Diluted	356,503	356,399	356,528	355,568

Foreign exchange rate movements increased the Company’s 2011 fourth quarter revenues and direct operating and SG&A expenses by approximately $4 million and $2 million, respectively, compared to the same period of 2010. Foreign exchange rate movements increased the Company’s 2011 revenues and direct operating and SG&A expenses by approximately $87 million and $72 million, respectively, compared to 2010.

TABLE 2 - Selected Balance Sheet Information

Selected balance sheet information for 2011 and 2010 was:

(In millions)	December 31, 2011	December 31, 2010

Cash	$542.7	$624.0
Total Current Assets	$1,453.7	$1,550.5
Net Property, Plant and Equipment	$2,246.7	$2,297.7
Due from Clear Channel Communications	$656.0	$383.8
Total Assets	$7,088.2	$7,076.6

Current Liabilities (excluding current portion of long-term debt)	$697.2	$724.2
Long-Term Debt (including current portion of long-term debt)	$2,545.9	$2,563.8
Shareholders’ Equity	$2,740.2	$2,708.1

TABLE 3 - Total Debt
At December 31, 2011 and December 31, 2010, Clear Channel Outdoor Holdings had net debt of:

(In millions)	December 31, 2011	December 31, 2010

Clear Channel Worldwide Holdings Senior Notes:
9.25% Series A Senior Notes Due 2017	$500.0	$500.0
9.25% Series B Senior Notes Due 2017	2,000.0	2,000.0
Other Debt	45.9	63.8
Total	2,545.9	2,563.8
Cash	542.7	624.0
Net Debt	$2,003.2	$1,939.8

The current portion of long-term debt, which is included in Other Debt, was $23.8 million as of December 31, 2011.

Liquidity and Financial Position

For the year ended December 31, 2011, cash flow provided by operating activities was $517 million, cash flow used for investing activities was $299 million, cash flow used for financing activities was $299 million, and the effect of exchange rate changes on cash was $1 million, for a net decrease in cash of $81 million.

Capital expenditures for the year ended December 31, 2011 totaled approximately $291 million compared to $195 million for the year ended December 31, 2010.

The Clear Channel Worldwide Holdings, Inc. Notes indentures restrict the Company’s ability to incur additional indebtedness but permit the Company to incur additional indebtedness based on an incurrence test. In order to incur additional indebtedness under this test, the Company’s debt to adjusted EBITDA ratios (as defined by the indentures) must be lower than 6.5:1 and 3.25:1 for total debt and senior debt, respectively. The Clear Channel Worldwide Holdings, Inc. Series B Notes indenture permits the Company to pay dividends from the proceeds of indebtedness or the proceeds from asset sales if the Company’s debt to adjusted EBITDA ratios (as defined by the indenture) are lower than 6.0:1 and 3.0:1 for total debt and senior debt, respectively. If these ratios are not met, the Company has certain exceptions that allow the Company to pay dividends, including a $500 million exception for the payment of dividends.

Consolidated leverage ratio, defined as total debt divided by EBITDA for the preceding four quarters, was 3.2:1 at December 31, 2011, and senior leverage ratio, defined as senior debt divided by EBITDA for the preceding four quarters, was also 3.2:1 at December 31, 2011. The Company’s adjusted EBITDA of $807.7 million is calculated as operating income (loss) before depreciation, amortization, impairment charges and other operating income (expense) – net, plus non-cash compensation, and is further adjusted for the following items: (i) an increase of $32.0 million for non-cash items; (ii) an increase of $21.0 million related to expenses incurred in connection with the closure and/or consolidation of facilities, retention charges, consulting fees and other permitted activities; and (iii) an increase of $9.7 million for various other items.

Supplemental Disclosure Regarding Non-GAAP Financial Information

The following tables set forth the Company’s OIBDAN for the three and twelve months ended December 31, 2011 and 2010. The Company defines OIBDAN as consolidated net income (loss) adjusted to exclude non-cash compensation expenses and the following line items presented in its Statement of Operations: Income tax benefit (expense); Other income (expense) - net; Equity in earnings (loss) of nonconsolidated affiliates; Gain (loss) on marketable securities; Interest expense; Other operating income (expense) – net; D&A; and Impairment charges.

The Company uses OIBDAN, among other things, to evaluate the Company's operating performance. This measure is among the primary measures used by management for planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management. We believe this measure is an important indicator of the Company's operational strength and performance of its business because it provides a link between profitability and net income. It is also a primary measure used by management in evaluating companies as potential acquisition targets.

The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company's management. The Company believes it helps improve investors' ability to understand the Company's operating performance and makes it easier to compare the Company's results with other companies that have different capital structures, stock option structures or tax rates. In addition, the Company believes this measure is also among the primary measures used externally by the Company's investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Since OIBDAN is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance and may not be comparable to similarly titled measures employed by other companies. OIBDAN is not necessarily a measure of the Company's ability to fund its cash needs. As it excludes certain financial information compared with operating income and net income (loss), the most directly comparable GAAP financial measures, users of this financial information should consider the types of events and transactions that are excluded.

In addition, because a significant portion of the Company's advertising operations are conducted in foreign markets, principally the Euro area, the U.K. and China, management reviews the operating results from its foreign operations on a constant dollar basis. A constant dollar basis (in which a foreign currency adjustment is made to show the 2011 actual foreign revenues, expenses and OIBDAN at average 2010 foreign exchange rates) allows for comparison of operations independent of foreign exchange movements.

As required by the SEC, the Company provides reconciliations below to the most directly comparable amounts reported under GAAP, including (i) OIBDAN for each segment to consolidated operating income (loss); (ii) Revenues excluding foreign exchange effects to revenues; (iii) Expenses excluding foreign exchange effects to expenses; (iv) OIBDAN excluding foreign exchange effects to OIBDAN; (v) Expenses excluding non-cash compensation expenses to expenses; (vi) Corporate expenses excluding non-cash compensation expenses to Corporate expenses; and (vii) OIBDAN to net income (loss).

Reconciliation of OIBDAN for each segment to Consolidated Operating Income (Loss)

(In thousands)	Operating income (loss)	Non-cash compensation expenses	Depreciation and amortization	Other operating income (expense) – net and Impairment charges	OIBDAN

Three Months Ended December 31, 2011
Americas	$84,031	$1,856	$55,695	$—	$141,582
International	57,214	769	52,405	—	110,388
Corporate	(23,952)	36	1,071	—	(22,845)
Impairment charges	(7,614)	—	—	7,614	—
Other operating expense – net	(548)	—	—	548	—
Consolidated	$109,131	$2,661	$109,171	$8,162	$229,125

Three Months Ended December 31, 2010
Americas	$91,671	$2,654	$50,808	$—	$145,133
International	46,349	793	51,939	—	99,081
Corporate	(36,870)	111	—	—	(36,759)
Impairment charges	(11,493)	—	—	11,493	—
Other operating income – net	1,181	—	—	(1,181)	—
Consolidated	$90,838	$3,558	$102,747	$10,312	$207,455

Year Ended December 31, 2011
Americas	$281,611	$7,601	$222,554	$—	$511,766
International	111,626	3,165	208,410	—	323,201
Corporate	(91,276)	147	1,071	—	(90,058)
Impairment charges	(7,614)	—	—	7,614	—
Other operating income – net	8,591	—	—	(8,591)	—
Consolidated	$302,938	$10,913	$432,035	$(977)	$744,909

Year Ended December 31, 2010
Americas	$273,519	$9,207	$209,127	$—	$491,853
International	56,259	2,746	204,461	—	263,466
Corporate	(107,596)	384	—	—	(107,212)
Impairment charges	(11,493)	—	—	11,493	—
Other operating expense – net	(23,753)	—	—	23,753	—
Consolidated	$186,936	$12,337	$413,588	$35,246	$648,107

Reconciliation of Revenues excluding Effects of Foreign Exchange Rates to Revenues

(In thousands)	Three Months Ended December 31,		%	Year Ended December 31,		%
	2011	2010	Change	2011	2010	Change

Consolidated revenues	$816,002	$792,733	3%	$3,003,874	$2,797,994	7%
Excluding: Foreign exchange decrease (increase)	(3,943)	—		(87,069)	—
Revenues excluding effects of foreign exchange	$812,059	$792,733	2%	$2,916,805	$2,797,994	4%

Americas revenues	$359,159	$361,999	(1%)	$1,336,592	$1,290,014	4%
Excluding: Foreign exchange decrease (increase)	1,197	—		(5,065)	—
Americas revenues excluding effects of foreign exchange	$360,356	$361,999	0%	$1,331,527	$1,290,014	3%

International revenues	$456,843	$430,734	6%	$1,667,282	$1,507,980	11%
Excluding: Foreign exchange decrease (increase)	(5,140)	—		(82,004)	—
International revenues excluding effects of foreign exchange	$451,703	$430,734	5%	$1,585,278	$1,507,980	5%

Reconciliation of Expenses (Direct Operating and SG&A Expenses) excluding Effects of Foreign Exchange Rates to Expenses

(In thousands)	Three Months Ended December 31,		%	Year Ended December 31,		%
	2011	2010	Change	2011	2010	Change

Consolidated expenses	$566,657	$551,966	3%	$2,179,673	$2,054,628	6%
Excluding: Foreign exchange decrease (increase)	(1,897)	—		(71,840)	—
Expenses excluding effects of foreign exchange	$564,760	$551,966	2%	$2,107,833	$2,054,628	3%

Americas expenses	$219,433	$219,520	0%	$832,427	$807,368	3%
Excluding: Foreign exchange decrease (increase)	1,101	—		(3,899)	—
Americas expenses excluding effects of foreign exchange	$220,534	$219,520	0%	$828,528	$807,368	3%

International expenses	$347,224	$332,446	4%	$1,347,246	$1,247,260	8%
Excluding: Foreign exchange decrease (increase)	(2,998)	—		(67,941)	—
International expenses excluding effects of foreign exchange	$344,226	$332,446	4%	$1,279,305	$1,247,260	3%

Reconciliation of OIBDAN excluding Effects of Foreign Exchange Rates to OIBDAN

(In thousands)	Three Months Ended December 31,		%	Year Ended December 31,		%
	2011	2010	Change	2011	2010	Change

Consolidated OIBDAN	$229,125	$207,455	10%	$744,909	$648,107	15%
Excluding: Foreign exchange decrease (increase)	(2,046)	—		(15,229)	—
OIBDAN excluding effects of foreign exchange	$227,079	$207,455	9%	$729,680	$648,107	13%

Americas OIBDAN	$141,582	$145,133	(2%)	$511,766	$491,853	4%
Excluding: Foreign exchange decrease (increase)	96	—		(1,166)	—
Americas OIBDAN excluding effects of foreign exchange	$141,678	$145,133	(2%)	$510,600	$491,853	4%

International OIBDAN	$110,388	$99,081	11%	$323,201	$263,466	23%
Excluding: Foreign exchange decrease (increase)	(2,142)	—		(14,063)	—
International OIBDAN excluding effects of foreign exchange	$108,246	$99,081	9%	$309,138	$263,466	17%

Reconciliation of Expenses (Direct Operating and SG&A Expenses) excluding Non-cash compensation expenses to Expenses

(In thousands)	Three Months Ended December 31,		%	Year Ended December 31,		%
	2011	2010	Change	2011	2010	Change

Americas	$219,433	$219,520	0%	$832,427	$807,368	3%
Less: Non-cash compensation expenses	(1,856)	(2,654)		(7,601)	(9,207)
	217,577	216,866	0%	824,826	798,161	3%

International	347,224	332,446	4%	1,347,246	1,247,260	8%
Less: Non-cash compensation expenses	(769)	(793)		(3,165)	(2,746)
	346,455	331,653	4%	1,344,081	1,244,514	8%

Plus: Non-cash compensation expenses	2,625	3,447		10,766	11,953
Consolidated divisional operating expenses	$566,657	$551,966	3%	$2,179,673	$2,054,628	6%

Reconciliation of Corporate Expenses excluding Non-cash compensation expenses to Corporate Expenses

(In thousands)	Three Months Ended December 31,		%	Year Ended December 31,		%
	2011	2010	Change	2011	2010	Change
Corporate Expenses	$22,881	$36,870	(38%)	$90,205	$107,596	(16%)
Less: Non-cash compensation expenses	(36)	(111)		(147)	(384)
	$22,845	$36,759	(38%)	$90,058	$107,212	(16%)

Reconciliation of OIBDAN to Net income (Loss)

(In thousands)	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
OIBDAN	$229,125	$207,455	$744,909	$648,107
Non-cash compensation expense	2,661	3,558	10,913	12,337
Depreciation and amortization	109,171	102,747	432,035	413,588
Impairment charges	7,614	11,493	7,614	11,493
Other operating income (expense) – net	(548)	1,181	8,591	(23,753)
Operating income	109,131	90,838	302,938	186,936

Interest expense	45,167	53,023	196,976	219,993
Loss on marketable securities	(4,827)	(6,490)	(4,827)	(6,490)
Equity in earnings (loss) of nonconsolidated affiliates	4,389	(8,474)	6,029	(9,936)
Other expense – net	(1,624)	(1,888)	(649)	(5,335)
Income (loss) before income taxes	61,902	20,963	106,515	(54,818)
Income tax expense	(32,289)	(14,215)	(43,296)	(21,599)
Consolidated net income (loss)	29,613	6,748	63,219	(76,417)
Less: amount attributable to noncontrolling interest	7,034	2,468	20,273	11,106

Net income (loss) attributable to the Company	$22,579	$4,280	$42,946	$(87,523)

About Clear Channel Outdoor Holdings

Clear Channel Outdoor Holdings, Inc., (NYSE:CCO) is one of the world’s largest outdoor advertising companies, with more than 750,000 displays in over 40 countries across five continents, including 48 of the 50 largest markets in the United States. Clear Channel Outdoor Holdings offers many types of displays across its global platform to meet the advertising needs of its customers. This includes a growing digital platform that now offers over 850 digital displays across 37 U.S. markets. Clear Channel International operates in 30 countries across Asia, Australia and Europe in a wide variety of formats.

For further information, please contact:

Media

Wendy Goldberg
Senior Vice President – Communications
(212) 549-0965

Investors

Brian Coleman
Senior Vice President and Treasurer
(210) 822-2828

Or visit the Company’s web site at www.clearchanneloutdoor.com.

Certain statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Clear Channel Outdoor Holdings, Inc. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “believe,” “expect,” “anticipate,” “estimates,” “forecast” and similar words or expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements.

Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this release include, but are not limited to: changes in business, political and economic conditions in the U.S. and in other countries in which the Company currently does business (both general and relative to the advertising industry); changes in operating performance; changes in governmental regulations and policies and actions of regulatory bodies; changes in the level of competition for advertising dollars; fluctuations in operating costs; technological changes and innovations; changes in labor conditions; changes in capital expenditure requirements; fluctuations in exchange rates and currency values; the outcome of litigation; fluctuations in interest rates; changes in tax rates; shifts in population and other demographics; access to capital markets and borrowed indebtedness; risks relating to the integration of acquired businesses; and risks that we may not achieve or sustain anticipated cost savings. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this release. Other key risks are described in the Company’s reports and other documents filed with the U.S. Securities and Exchange Commission, including in the section entitled "Item 1A. Risk Factors” of Clear Channel Outdoor Holdings, Inc.’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Except as otherwise stated in this document, the Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.